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            [LETTERHEAD OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP]

                                                                       Exhibit 5

                               October 26, 2001

RMH Teleservices, Inc.
40 Morris Avenue
Bryn Mawr, PA 19010

     Re:  Registration Statement on Form S-3
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Dear Sirs:

     As counsel to RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "registration Statement") in connection with the proposed offer and sale, from time to time, of up to 7,239,993 shares of the Company's Common Stock, no par value per share, including 4,462,968 shares of Common Stock (the "Outstanding Common Stock"), 1,013,831 shares (the "Warrant Shares") of Common Stock issuable upon the exercise of certain warrants (the "Warrants") and 1,763,194 shares (the "Additional Warrant Shares") of the Company's Common Stock issuable upon the exercise of certain other warrants (the "Additional Warrants") which may be issued if the Company defaults under certain provisions of the documents evidencing the sale of such Common Stock and Warrants.

     In connection therewith, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of such documents, instruments, corporate records and matters of law as we have deemed appropriate for purposes of rendering this opinion.

     In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that:
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RMH Teleservices, Inc.
Exhibit 5
October 26, 2001
Page 2

     1. The Outstanding Common Stock has been legally issued and is fully paid and non-assessable.

     2. When all or any part of the Warrant Shares are issued in accordance with the terms of the Warrants, such Warrant Shares will be legally issued and will be fully paid and non-assessable.

     3. When all or any part of the Additional Warrant Shares are issued in accordance with the terms of the Additional Warrants, such Additional Warrant Shares will be legally issued and will be fully paid and non-assessable.

     We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                                 Very truly yours,


                           /s/  Wolf, Block, Schorr and Solis-Cohen LLP